NON-BROKERED PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

([illegible] British Columbia [illegible] Canada and the United States)

THIS AGREEMENT dated for reference July 19, 2004

BETWEEN [redacted]

[print name] [redacted]

[print residence address, including postal code]

(the "Purchaser")

AND

Polymet Mining Corp.
1116 – 925 West Georgia Street, Vancouver, B.C. V6C 3L2

(the "Issuer").

Subject and pursuant to the terms set out in Appendix I attached hereto, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer the following securities at the following price:

1,250,000 Units;
$0.80 per Unit for a total purchase price of $ 1,000,000.–

The Purchaser hereby directs the Issuer to issue, register and deliver the certificates representing the Units as follows:

Registration Instructions (if different from above):	Delivery Instructions (if different from above):
Name to appear on certificate	[redacted] Name and account reference, if applicable
Account reference, if applicable	[redacted] Contact Name
Address	[redacted] Address
	Telephone Number

EXECUTED by the Purchaser this 19 day of July, 2004

WITNESS:	EXECUTION BY PURCHASER:
Lombard Odier Darier Hentsch & Cie by proxy:	
Signature of Witness	Signature of individual (if Purchaser is an individual)
[redacted]	
Name of Witness	Authorized signatory (if Purchaser is not an individual)
[redacted]	Name of Purchaser (please print)
Address of Witness	
	Name of Authorized signatory (please print)
	Address of Purchaser (residence if an individual)
	[redacted]
	Telephone number of Purchaser
	[redacted]
	E-mail address of Purchaser

ACCEPTED this 12 day of August, 2004

Polymet Mining Corp.

Per: [redacted]

Authorized signatory

p:\clients\1-seder\polymet\pp-apr04\unitagt.doc

APPENDIX I

1. DEFINITIONS

1.1 In this Agreement, which includes the cover page and all of the Appendices, the following words have the following meanings unless otherwise indicated:

"Accredited Investor" has the meaning defined in MI 45-103:

"Applicable Legislation" means the BC Act, together with the regulations and rules made and promulgated thereunder and all administrative policy statements, and rulings, notices, and other administrative directions issued by the BC Commission;

"BC Act" means the *Securities Act*, (British Columbia) R.S.B.C. 1996, as amended, the regulations and rules made thereunder and all administrative policy statements, notices, directions and rulings issued by the BC Commission;

"BC Commission" means the British Columbia Securities Commission and the person appointed by it as the executive director;

"BCI" means BC Instrument 72-503, entitled "Distribution of Securities Outside British Columbia";

"BC Rules" means the rules made under the BC Act;

"Close Business Associate" has the meaning defined in 45-103CP;

"Close Personal Friend" has the meaning defined in 45-103CP.

"Closing" means the day the Units are issued to the Purchaser;

"Disclosure Record" has the meaning set forth in sub-paragraph 5.3(e) hereof;

"Distribution" means the proposed issuance of Shares and Warrants to the Purchaser;

"Exchange" means the TSX Venture Exchange;

"Exchange Policies" means the rules and policies of the Exchange;

"Filing Deadline" means the date the Private Placement documentation is required to be filed with the Exchange, or any extension thereof;

"Final Closing" means the last closing under the Private Placement;

"MI 45-102" means Multilateral Instrument 45-102, "Resale of Securities", dated and effective March 30, 2004, issued by the Canadian Securities Administrators, and adopted by the BC Commission;

"MI 45-103" means Multilateral Instrument 45-103, "Capital Raising Exemptions", dated and effective March 30, 2004, issued by the Canadian Securities Administrators, and adopted by the BC Commission;

"Offering Memorandum" means an Offering Memorandum, if any, prepared by the Issuer in connection with the Private Placement, as it may be amended from time to time;

"Private Placement" means the offering of the Units on the terms and conditions set out herein;

"Regulatory Authorities" means the BC Commission and the Exchange;

"Securities" means the Units, the Shares, the Warrants and the Warrant Shares;

"Shares" means the previously unissued common shares in the capital of the Issuer, as presently constituted, which will be issued as part of the Units;

"Units" means the units of the Issuer to be offered by the Issuer pursuant to this Agreement having the terms provided in this Agreement;

"Warrants" means the share purchase warrants of the Issuer, which form a part of the Units and which have the terms provided in this Agreement and the certificates representing such share purchase warrants;

"Warrant Shares" means the previously unissued common shares in the capital stock of the Issuer, as presently constituted, which will be issued on exercise of the Warrants; and

"45-103CP" means Companion Policy 45-103CP to MI 45-103.

1.2 In this Agreement, the following terms have the meanings defined in Regulation "S": "U.S. Person" and "United States".

1.3 All references to currency in this Agreement are references to Canadian dollars.

2. PURCHASE AND SALE OF UNITS

2.1 Each Unit consists of one Share and one-half of one Warrant. The Shares and Warrants will be issued and registered in the name of the Purchaser or its nominee.

2.2 The issue of the Units will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights.

3. WARRANTS

3.1 The right to purchase a Warrant Share under a Warrant may be exercised at any time until the close of business on the day which is 18 months from the date such Warrant was issued to the holder.

3.2 The Warrants will be issued and registered in the name of the Purchaser or its nominee.

3.3 One whole Warrant will entitle the holder, on exercise, to purchase one Warrant Share at a price of $1.20 per Warrant Share.

3.4 The Warrants will be non-transferable, except as permitted under the BC Act.

3.5 The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's common shares, the payment of stock dividends and the amalgamation of the Issuer.

3.6 The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

4. AIF

4.1 The Issuer filed a Form 20-F, entitled "Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934", as an alternative form of AIF with the BC Commission.

5. WARRANTIES AND DISCLAIMER

5.1 The Purchaser acknowledges, represents, warrants and covenants to and with the Issuer that, as at the date given above and at the Closing:

(a) no prospectus has been filed by the Issuer with the BC Commission in connection with the issuance of the Units, the issuance is exempted from the prospectus requirements of the Applicable Legislation and that:

(i) the Purchaser is restricted from using most of the civil remedies available under the Applicable Legislation;

(ii) the Purchaser may not receive information that would otherwise be required to be provided to him under the Applicable Legislation; and

(iii) the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Legislation;

(b) **if resident in British Columbia:**

[B.C. - s. 74(2)(1) - exempt purchasers]

(i) the Purchaser is the Business Development Bank of Canada, a bank, credit union, trust company or extra-provincial trust corporation authorized to carry on business under the *Financial Institutions Act* (British Columbia), a corporation that is a subsidiary of a bank and to which the *Loan Companies Act* (Canada) applies, the B.C. Community Financial Services Corporation established under the *Community Financial Services Act* (British Columbia), and insurance company or an extra-provincial insurance corporation licensed to do business under the *Financial Institutions Act* (British Columbia), a subsidiary wholly owned (except for voting securities required by law to be owned by directors of that subsidiary) of any of the foregoing, the government of Canada or a province, or a municipal corporation, public board or commission in Canada;

OR *[B.C. - s. 74(2)(3) – exemption order]*

(ii) the Purchaser is purchasing as principal, is not an individual and is designated as an exempt purchaser in an order made by the Executive Director of the BC Commission.

OR *[B.C. - s.74(2)(4) $97,000]*

(iii) the Purchaser is purchasing sufficient Units so that the aggregate acquisition cost of the Units to the Purchaser is not less than $97,000, the Purchaser is not a corporation, partnership, trust, fund, association, or any other organized group of persons created solely, or used primarily, to permit the purchase of the Units (or other similar purchases) by a group of individuals whose individual share of the aggregate acquisition cost of the Units is less than $97,000, and the Purchaser is either:

(A) purchasing the Units as principal and no other person, corporation, firm or other organization will have a beneficial interest in the Units; or

(B) if not purchasing the Units as principal, is

(1) duly authorized to enter into this subscription and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser, it being acknowledged that the Issuer may in the future be required by law to disclose on a confidential basis to securities regulatory authorities the identity of each beneficial purchaser of Units for whom the Purchaser may be acting; and is

(a) a trust company, insurance company or financial institution that has been authorized to do business under the *Financial Institutions Act* (British Columbia);

(b) an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients and who is registered as a portfolio manager under the BC Act or is exempt from such registration;

(c) a trust company or insurer, authorized under the laws of a province or territory of Canada other than British Columbia to carry on business in such province or territory;

(d) a portfolio manager registered or exempt from registration under the laws of a province or territory of Canada other than British Columbia; or

(e) a portfolio manager in a jurisdiction other than Canada;

and it is purchasing the Units as an agent or trustee for accounts that are fully managed by it, and the aggregate acquisition cost of the Units purchased for all the accounts managed by it is not less than $97,000; or

(II) is acting as agent for one or more disclosed principals, each of which principals is purchasing as a principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Units and each of which principals complies with Subsection 5.1(b)(i) hereof;

OR *[BC – s.74(2)(9) – Director, Senior Officer, Employee]*

(iv) the Purchaser is:

(A) an employee, senior officer or director or an employee, senior officer or director of an affiliate of the Issuer, so long as that person is not induced to purchase by expectation of employment or continued employment;

(B) a trustee on behalf of a person referred to in subparagraph (A), or

(C) an issuer all of the voting securities of which are beneficially owned by one or more of the persons referred to in subparagraph (A).

OR *[MI 45-103- s.3.1 – Family, friends and business associates]*

(v) the Purchaser is purchasing the Units as principal, and is:

(A) a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer;

(B) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the issuer, or of an affiliate of the issuer; or

(C) a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Issuer or of an affiliate of the Issuer;

(D) a close personal friend of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer;

(E) a close business associate of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer, or

(F) a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the issuer;

(G) a parent, grandparent, brother, sister or child of the spouse of a founder of the issuer;

(H) a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in subparagraphs (A) to (G); or

(I) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (A) to (G).

OR *[MI 45-103 – 5.1 – Accredited Investor]*

(vii) (A) the Purchaser is purchasing the Units as principal and is an Accredited Investor,

(B) the prospectus requirement does not apply to a distribution of a security in the circumstances referred to in subsection (A).

(c) **if resident outside Canada and the United States, the Purchaser:**

(i) is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the "Authorities") having application in the jurisdiction in which the Purchaser is resident (the "International Jurisdiction") which would apply to the acquisition of the Purchaser's Units, if any;

(ii) is purchasing the Purchaser's Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Purchaser's Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption; and

(iii) the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Purchaser's Units;

(d) the Purchaser has received a copy of the Offering Memorandum, if any;

(e) to the best of the Purchaser's knowledge, the Units were not advertised;

(f) no person has made to the Purchaser any written or oral representations:

(i) that any person will resell or repurchase the Securities;

(ii) that any person will refund the purchase price of the Units;

(iii) as to the future price or value of any of the Securities; or

(iv) that the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post the Securities for trading on a stock exchange, other than the Exchange;

(g) this subscription has not been solicited in any other manner contrary to the Applicable Legislation;

(h) the Purchaser is not a "control person" of the Issuer as defined in the Applicable Legislation, will not become a "control person" by virtue of this purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

(i) the offer was not made to the Purchaser when he was in the United States and at the time the Purchaser's buy order was made, the Purchaser was outside the United States;

(j) the Purchaser is not a U.S. Person;

(k) the Purchaser is not and will not be purchasing Units for the account or benefit of any U.S. Person;

(l) the Purchaser (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and, subject to the other provisions of this Agreement, applicable tax legislation;

(m) the Purchaser has no knowledge of a "material fact" or "material change" (as those terms are defined in the Acts) in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular transaction;

(n) the offer made by this subscription is irrevocable (subject to the Purchaser's right to withdraw his subscription and to terminate his obligations as set out in this Agreement) and requires acceptance by the Issuer and approval of the Exchange;

(o) the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Purchaser is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Agreement on behalf of the Purchaser;

(p) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a part or by which he is or may be bound;

(q) this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

(r) the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

(s) the Purchaser, and any beneficial purchaser for whom the Purchaser is acting, is resident in the province or jurisdiction set out on the cover page of this Agreement;

(t) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required;

(u) the Purchaser acknowledges that the offering of securities under this Private Placement is restricted to purchasers in Canada that are resident in British Columbia only, and in such other jurisdictions outside Canada and the United States, where such securities may be lawfully offered for sale;

(v) the Purchaser acknowledges that:

   (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

   (ii) there is no government insurance covering the Securities;

   (iii) there are risks associated with the purchase of the Securities;

(iv) except as otherwise set forth herein, it has relied solely upon publicly available information relating to the Issuer and not relied upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer except as expressly set forth herein and such publicly available information having been delivered to the Purchaser, and

(v) the Purchaser, or, where the Purchaser is not purchasing as principal, each beneficial purchaser, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment; and

(w) the Purchaser agrees that the above representations, warranties and covenants in this subsection will be true and correct both as of the execution of this subscription and as of the day of Closing.

5.2 The foregoing representations, warranties and covenants are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Units, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing.

5.3 The Issuer represents and warrants to the Purchaser that, as of the date given above and at the Closing:

(a) the Issuer and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdiction in which they are incorporated, continued or amalgamated;

(b) the Issuer and its subsidiaries, if any, are duly registered and licenced to carry on business in the jurisdictions in which they carry on business or own property where required under the laws of that jurisdiction;

(c) the authorized and issued capital of the Issuer is as disclosed to the Exchange, and the outstanding shares of the Issuer are fully paid and non-assessable;

(d) the Issuer will reserve or set aside sufficient shares in its treasury to issue the Warrant Shares;

(e) except as qualified by the disclosure in all prospectuses, filing statements, annual information forms, including the Issuer's current AIF, and press releases filed with the Regulatory Authorities or as disclosed in the Offering Memorandum, if any, (the "**Disclosure Record**"), the Issuer is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record, all agreements by which the Issuer holds an interest in a property, business or assets are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(f) the Disclosure Record, subscription form and all other written or oral representations made by the Issuer to the Purchaser in connection with the Private Placement is and will be accurate in all material respects and does and will omit no fact, the omission of which does or will make such representations misleading or incorrect;

(g) the financial statements contained in the Offering Memorandum, if any, or most recently filed with the BC Commission have been prepared in accordance with Canadian generally accepted accounting principles, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer as at the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date thereof, save in the ordinary course of the Issuer's business;

(h) the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Applicable Legislation in relation to the issue and trading of its securities and in all matters relating to the Private Placement;

(i) there is not presently, and will not be until the Closing of the Distribution, any material change, as defined in the Applicable Legislation, relating to the Issuer or change in any material fact, as defined in the Applicable Legislation, relating to any of the Securities which has not been or will not be fully disclosed in accordance with the requirements of the Applicable Legislation and the Exchange Policies;

(j) the issue and sale of the Securities by the Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Issuer's incorporating documents or any agreement or instrument to which the Issuer is a party;

(k) neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer's knowledge no such actions, suits or proceedings are contemplated or have been threatened except as disclosed in the Disclosure Record;

(l) there are no judgments against the Issuer or any of its subsidiaries, if any, which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer or any of its subsidiaries, if any, is subject;

(m) this Agreement has been or will be by the Closing, duly authorized by all necessary corporate action on the part of the Issuer, and the Issuer has full corporate power and authority to undertake the Private Placement;

(n) the Issuer is not in default of any of the requirements of the Applicable Legislation or any of the administrative policies or notices of the Regulatory Authorities;

(o) the Issuer is an "exchange issuer" within the meaning of the BC Act and a "reporting issuer" in the provinces of British Columbia and Alberta within the meaning of the Applicable Legislation;

(p) no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

(q) except as disclosed in the Disclosure Record or otherwise to the Regulatory Authorities no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its subsidiaries, if any, or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries, if any, to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

(r) the Issuer and its subsidiaries, if any, have filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith;

(s) the Issuer and its subsidiaries, if any, have established on their books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or its subsidiaries, if any, except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer or its subsidiaries, if any, which are known by the Issuer's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer or its subsidiaries, if any; and

(t) the Issuer owns or possesses adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and other intellectual property necessary for the business of the Issuer now conducted and proposed to be conducted, without any conflict with or infringement of the rights of others. The Issuer has received no communication alleging that the Issuer has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the execution or delivery of this Agreement nor the carrying on of the business of the Issuer by the employees of the Issuer, nor the conduct of the business of the Issuer will conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

5.4 The representations and warranties contained in this Section will survive the Closing.

5.5 The Purchaser hereby acknowledges that all warranties, conditions, representations or stipulations, whether express or implied and whether arising hereunder or under prior agreement or statement or by statute or at common law are expressly those of the Issuer.

The Purchaser acknowledges that no information or representation concerning the Issuer has been provided to the Purchaser by the Issuer other than those contained in this Agreement and the Disclosure Record and that the Purchaser is relying entirely upon this Agreement and the Disclosure Record.

6. OTHER UNIT SALES

6.1 The Purchaser acknowledges that there may be other sales of Units, some or all of which may occur after the acquisition of the Units by the Purchaser. The Purchaser further acknowledges that there is a risk that insufficient funds may be raised from the sale of Units to fund the Issuer's objectives described in the Offering Memorandum, if any, and that it is possible that no Units may be purchased after the Purchaser has done so.

7. ISSUER'S ACCEPTANCE

7.1 The Agreement, when executed by the Purchaser and delivered to the Issuer, will constitute a subscription for Units which will not be binding on the Issuer until accepted by the Issuer by executing this Agreement in the space provided on the first page of the Agreement and, notwithstanding the reference date on that page, if the Issuer accepts the subscription by the Purchaser, the Agreement will be entered into on the date of such execution by the Issuer.

7.2 The Issuer shall be entitled to rely on delivery by facsimile of an executed copy of this Agreement, and acceptance by the Issuer by facsimile copy shall be legally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms hereof.

8. CONTRACTUAL AND STATUTORY RIGHTS

8.1 If an Offering Memorandum is delivered to the Purchaser, then the Issuer hereby grants to the Purchaser the contractual and statutory rights of action in the terms referred to in the Applicable Legislation and described in the Offering Memorandum.

8.2 In the event that the Purchaser, who acquires Shares and Warrants, comprising the Units purchased by it, is or becomes entitled under the Applicable Legislation to the remedy of rescission by reason of the Offering Memorandum or any amendment thereto containing a misrepresentation, the Purchaser will be entitled to rescission of its subscription hereunder. The foregoing is in addition to any other right or remedy available to the Purchaser under the Applicable Legislation or otherwise at law.

9. CLOSING

9.1 The Closing will take place within five business days of approval of the Private Placement by the Exchange, unless otherwise agreed between the Issuer and the Purchaser. The Purchaser acknowledges that, although the Units may be issued to other purchasers under the Private Placement concurrently with the Closing, there may be other sales of Units under the Private Placement, some or all of which may close after the Closing. The Purchaser further acknowledges that there is a risk that insufficient funds may be raised on the Closing to fund the Issuer's objectives described in the Offering Memorandum, if any, and that further closings may not take place after the Closing.

9.2 On or before the Filing Deadline, the Purchaser will deliver to the Issuer this subscription form, duly executed, and payment in full for the total price of the Units to be purchased by the Purchaser.

9.3 At Closing, the Issuer will deliver to the Purchaser the certificates representing the Shares and Warrants, comprising the Units, purchased by the Purchaser registered in the name of the Purchaser or its nominee.

9.4 Prior to the Filing Deadline, if the Purchaser is resident in British Columbia, the Purchaser will deliver to the Issuer, a completed Accredited Investor Confirmation, as set out in Appendix II, and if the Purchaser is not an individual, a fully executed Form 4C, Corporate Placee Registration Form (the "Form") in form as set out in Appendix III, unless the Form is already on file with

the Exchange and the Exchange has been advised of any changes in the information provided in the Form, prior to the Purchaser participating in the Private Placement.

10. HOLD PERIOD

10.1 The Purchaser acknowledges that the Securities will be subject to restrictions on resale in Canada until such time as:

(a) the appropriate "hold periods" have been satisfied, which for residents of British Columbia, is four (4) months plus one day from the date of issue of the Shares and Warrants comprising the Units;

(b) a further statutory exemption is available to the investor and if such trade takes place within four (4) months of Closing, and if the Shares are listed on the Exchange, the prior consent of the Exchange is obtained; or

(c) an appropriate discretionary order is obtained pursuant to applicable securities laws.

10.2 The certificates representing the Securities will bear a legend denoting the restrictions on transfer imposed by the Applicable Legislation. The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and such legends.

11. MISCELLANEOUS

11.1 The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from:

(a) if a resident of British Columbia, an Accredited Investor Confirmation (Appendix II); and

(b) if not an individual, a Form 4C, Corporate Places Registration Form (Appendix III),

which has been executed by the Purchaser and delivered to the Issuer.

11.2 The Issuer will be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Issuer of such facsimile copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms hereof.

11.3 Without limitation, this subscription and the transactions contemplated hereby are conditional upon and subject to the Issuer receiving the Exchange's approval of this subscription and the transactions contemplated hereby.

11.4 This Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party hereto.

11.5 Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the *Interpretation Act* (British Columbia).

11.6 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

11.7 The parties to this Agreement may amend this Agreement only in writing.

11.8 This Agreement enures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

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11.9 A party to this Agreement will give all notices to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail addressed to the address given above.

11.10 This Agreement is to be read with all changes in gender or number as required by the context.

11.11 This Agreement will be governed by and construed in accordance with the laws of British Columbia, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

END OF APPENDIX I

APPENDIX II - ACCREDITED INVESTOR CONFIRMATION

(SUBSCRIBERS IN BRITISH COLUMBIA)

The undersigned, as a purchaser of securities of **Polymet Mining Corp.** (the "Issuer"), has represented that the undersigned is an "accredited investor" as defined in Multilateral Instrument 45-103, Capital Raising Exemptions, dated and effective March 30, 2004, issued by the Canadian Securities Administrators, and adopted by the BC Commission. The undersigned has indicated below by a checkmark (√) the categories which it, he or she satisfies.

_____ (a) a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the *Bank Act* (Canada);

_____ (b) the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada);

_____ (c) an association under the *Cooperative Credit Associations Act* (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;

_____ (d) a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_____ (e) a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the *Securities* Act (Ontario) or the *Securities Act* (Newfoundland and Labrador);

_____ (f) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

_____ (g) the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the government of Canada or a jurisdiction of Canada;

_____ (h) a municipality, public board or commission in Canada;

_____ (i) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_____ (j) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

_____ (k) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

_____ (l) an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

_____ (m) a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least $5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements;

_____ (n) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

_____ (o) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts;

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____ (p) a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account;

____ (q) a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser.

____ (r) a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded.

____ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function, or

____ (t) a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

The statements made in this Appendix are true.

DATED ____________, 2004.

____
Signature of Purchaser

____
Name of Purchaser

____
Address of the Purchaser

END OF APPENDIX III

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APPENDIX III

TSX venture EXCHANGE

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1. Placee Information

(a) Name: [redacted]

(b) Complete Address: [redacted]

(c) Jurisdiction of Incorporation or Creation: [redacted]

2. (a) Is the Placee purchasing securities as a portfolio manager?

Yes ☒ No ☐

(b) Is the Placee carrying on business as a portfolio manager outside Canada?

Yes ☒ No ☐

3. If the answer to 2(b) above was "Yes", the undersigned certified that:

(a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b) It carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in [redacted] [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e) it has no reasonable grounds to believe that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

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4. If the answer to 2(a) above was "No", please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the *Securities Act* (British Columbia) and sections 176 and 182 of the *Securities Act* (Alberta)).

Dated at [redacted] on July 19, 2004.

Lombard Odier Darier Hentsch & Cie
by proxy:
(Name of Purchaser - please print)

[redacted]

(Autho[redacted]

[redacted]

(Official Capacity - please print)

(please print name of individual whose signature appears above, if different from name of placee printed above)

THIS IS NOT A PUBLIC DOCUMENT

END OF APPENDIX III

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